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Exhibit 99.6

Certificate Pursuant to Section 1350 of Chapter 63 of Title 18 United States Code

        The undersigned officer hereby certifies, as to the Report on Form 10-K of PECO Energy Company for the year ended December 31, 2002, that (i) the report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of PECO Energy Company.

Date: March 21, 2003	/s/ PAMELA B. STROBEL Pamela B. Strobel Chair

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  Exhibit 99.6